UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 9, 2015

Date of Report

(Date of Earliest Event Reported)

Sebring Software, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	4822 (Primary Standard Industrial Classification Code)	26-0319491 (IRS Employer Identification No.)

1400 Cattlemen Rd., Suite D, Sarasota, Florida 34232

(Address of Principal Executive Offices, Including Zip Code)

(941) 377-0715

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under nay of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CRF 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this Current Report on Form 8-K, all references to the “Company,” “we,” “our” and “us” refer to Sebring Software, Inc.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2015, the Company appointed Mr. Scott A. Reynolds to serve as the Company’s Controller and Chief Financial Officer. It is anticipated that the term of his employment shall be for three to six months. Under the terms of his appointment, Mr. Reynolds shall be paid $4,000 per week and his employment may be cancelled by the Company or by Mr. Reynolds upon ten day written notice to the other party. The Company has no familial relationships with Mr. Reynolds and there have been no related party transactions where Mr. Reynolds will have a direct or indirect material interest.

Mr. Reynolds, age 53, graduated from Florida State University with a Bachelor of Science degree in accounting. Mr. Reynolds is a Certified Public Accountant and has spent his entire career in accounting, finance and consulting. Mr. Reynolds previously worked at KPMG Peat Marwick as an auditor, at Eckerd Drug Company as a financial analyst, at Sparkle Parts, Inc. as a VP of Finance and a Controller, at Ben-Tam, Inc. as Vice President and Controller, and at Patchington, Inc. as the Chief Operating Officer, Chief Financial Officer and Controller. During the last five years, Mr. Reynolds has worked as a consultant/project professional where he has worked in various accounting, finance and consulting capacities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sebring Software, Inc.
Date: February 10, 2015
By: /s/ Leif Andersen Name: Leif Andersen Title: Chief Executive Officer and Director